Exhibit 21

CPG Partners, LP
Schedule of Significant Subsidiaries

Subsidiary Name	State of Organization	Doing Business as Name

Chelsea Allen Development, LP Chelsea Financing Partnership, L.P.	Texas Delaware	Allen Premium Outlets Folsom Premium Outlets, Napa Premium Outlets, Columbia Gorge Premium Outlets
CPG Finance I LLC
CPG Finance II LLC
Chelsea Orlando Development, L P
F/C Acquisition Holdings LLC
F/C Kittery Development LLC
F/C Waterloo Development LLC
F/C Michigan City Development LLC
F/C Gilroy Development LLC
Chelsea Pocono Finance LLC
Chelsea Las Vegas Holdings LLC
Chelsea Carlsbad Holdings, LLC
Simon/Chelsea Las Vegas Development LLC
Simon/Chelsea Chicago Development LLC	Delaware Delaware Florida Delaware Delaware Delaware Delaware California Delaware Nevada Delaware Delaware Delaware	Factory Stores of America
Factory Stores of America
Orlando Premium Outlets
none
Kittery Premium Outlets
Waterloo Premium Outlets
Lighthouse Place Premium Outlets
Gilroy Premium Outlets
The Crossings Premium Outlets
Las Vegas Outlet Center
Carlsbad Premium Outlets
Las Vegas Premium Outlets
Chicago Premium Outlets